FY27 Q2 GENESCO Summary Results September 3, 2026 Exhibit 99.2

This presentation contains forward-looking statements, including those regarding future sales, earnings, operating income, gross margins, expenses, tariff refunds, capital expenditures, depreciation and amortization, tax rates, store openings and closures, cost reductions, share repurchases and all other statements not addressing solely historical facts or present conditions. Forward-looking statements are usually identified by or are associated with such words as “intend,” “expect,” “feel,” “should,” “believe,” “anticipate,” “optimistic,” “confident” and similar terminology. Actual results could vary materially from the expectations reflected in these statements. A number of factors could cause differences. These include adjustments to projections reflected in forward-looking statements, including those resulting from weakness in store, e-commerce and shopping mall traffic, the imposition of tariffs (including the timing and amount thereof) on products imported by the Company or its vendors as well as the ability and costs to move production of products in response to tariffs; our ability to pass on price increases to our customers; restrictions on operations imposed by government entities and/or landlords, and limitations on the Company’s ability to adequately staff and operate stores. Differences from expectations could also result from store closures and effects on the business as a result of the level of consumer spending on our merchandise and interest in our brands and in general; the level and timing of promotional activity necessary to maintain inventories at appropriate levels; the Company’s ability to obtain from suppliers products that are in-demand on a timely basis and effectively manage disruptions in product supply or distribution, including disruptions as a result of pandemics or geopolitical events, including shipping disruptions near crucial trade routes; unfavorable trends in fuel costs, foreign exchange rates, foreign labor and material costs, and other factors affecting the cost of products; a disruption in shipping or increase in cost of our imported products, and other factors affecting the cost of products; our dependence on third-party vendors and licensors for the products we sell; store closures and effects on the business as a result of civil disturbances; our ability to renew our license agreements; impacts of the ongoing geopolitical conflicts around the world including, without limitation, the conflict with Iran; and other sources of market weakness in the locations in which we operate; the effectiveness of the Company's omnichannel initiatives; costs associated with proxy contest; costs associated with changes in minimum wage and overtime requirements; wage pressures; labor shortages; the effects of inflation; the evolving regulatory landscape related to our use of social media; weakness in the consumer economy and retail industry; competition and fashion trends in the Company's markets, including trends with respect to the popularity of casual and dress footwear; any failure to increase sales at our existing stores, given our high fixed expense cost structure, and in our e-commerce businesses; risks related to the potential for terrorist events; changes in buying patterns by significant wholesale customers; changes in consumer preferences; our ability to continue to complete and integrate acquisitions; our ability to expand our business and diversify our product base; impairment of goodwill in connection with acquisitions; payment related risks that could increase our operating cost, expose us to fraud or theft, subject us to potential liability and disrupt our business; and changes in the timing of holidays or in the onset of seasonal weather affecting period-to-period sales comparisons. Additional factors that could cause differences from expectations include the ability to secure allocations to refine product assortments to address consumer demand; the ability to renew leases in existing stores and control or lower occupancy costs, to open or close stores in the number and on the planned schedule, and to conduct required remodeling or refurbishment on schedule and at expected expense levels; the Company’s ability to realize anticipated cost savings, including rent savings and savings in connection with the restructuring of the Company’s information technology functions; the amount and timing of share repurchases; our ability to make our occupancy costs more variable; the Company’s ability to achieve expected digital gains and gain market share; deterioration in the performance of individual businesses or of the Company's market value relative to its book value, resulting in impairments of fixed assets, operating lease right of use assets or intangible assets or other adverse financial consequences and the timing and amount of such impairments or other consequences; unexpected changes to the market for the Company's shares or for the retail sector in general; costs and reputational harm as a result of disruptions in the Company’s business or information technology systems either by security breaches and incidents or by potential problems associated with the implementation of new or upgraded systems or as the result of the restructuring of the Company’s information technology functions; risks that our efforts to integrate AI into our business operations may not be successful and could result in reputational harm and /or liability; changes in tax laws and tax rates and the Company’s ability to realize any anticipated tax benefits in both the amount and timeframe anticipated; and the cost and outcome of litigation, investigations, environmental matters and other disputes involving the Company. Additional factors are cited in the "Risk Factors," "Legal Proceedings" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of, and elsewhere in, the Company’s SEC filings, copies of which may be obtained from the SEC website, www.sec.gov, or by contacting the investor relations department of Genesco via the Company’s website, www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this release are beyond Genesco's ability to control or predict. Genesco undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements reflect the expectations of the Company at the time they are made. The Company disclaims any obligation to update such statements. Safe Harbor Statement

We report consolidated financial results in accordance with generally accepted accounting principles (“GAAP”). However, to supplement these consolidated financial results our presentation includes certain non-GAAP financial measures such as earnings (loss) and earnings (loss) per share and operating income (loss). This supplemental information should not be considered in isolation as a substitute for related GAAP measures. We believe that disclosure of earnings (loss) and earnings (loss) per share from continuing operations and operating income (loss) adjusted for the items not reflected in the previously announced expectations will be meaningful to investors, especially in light of the impact of such items on the results. Reconciliations of the non-GAAP supplemental information to the comparable GAAP measures can be found in the Appendix. Non-GAAP • Financial Measures

SALES $530M Down 3% vs Q2 FY2026 with e-commerce 22% of retail sales GAAP SG&A 49.0% and 60 bps deleverage vs Q2 FY2026 Non-GAAP SG&A 48.8% and 40 bps deleverage vs Q2 FY2026 COMPS -1% Stores Johnston & Murphy Journeys +1% +4% +2% GAAP OI $3.6M $18 million improvement vs Q2 FY2026 Non-GAAP OI ($8.3M) $6 million improvement vs Q2 FY2026 Q2 FY27 Financial Snapshot (1) GAAP GROSS MARGIN 51.4% Up 560 bps vs Q2 FY2026 Non-GAAP GROSS MARGIN 47.2% Up 140 bps vs Q2 FY2026 GAAP EPS $0.32 Non-GAAP EPS ($0.83) (1) GAAP results include $22.5 million of tariff refunds, including interest income.

The second quarter exceeded our expectations with increased gross margins and improvement in both operating income and earnings per share compared to last year Adjusted operating margin improved 100 basis points compared to last year Adjusted loss per share improved 27% over last year Stores continued positive growth with comps up 1% on top of 5% last year Journeys delivered 2% comp growth on top of a 9% increase last year, marking the eighth consecutive quarter of positive comps Johnston & Murphy delivered 4% comps, marking their third consecutive quarter of positive comps Adjusted gross margin improved 140 basis points over last year reflecting more full-price selling Adjusted selling and administrative expenses decreased $6 million over last year reflecting disciplined expense management; Journeys delivered 180 basis points of expense leverage Raising our adjusted EPS guidance to the high end of our previous guidance of $2.00 to $2.40 vs. the midpoint last quarter Q2 FY27 Highlights

We unite footwear-led brands that inspire consumers with elevated, on-trend style Footwear First Strategy

Footwear is what we know, and our brands are where we win. By combining winning assortments, distinctive brands, and exceptional customer experiences, we attract more customers and create loyalty. Our people are our advantage. We have the teams, the skills, and the drive for success. What We Do

1 Curate & Create Winning Product We focus on having the right footwear, in the right styles, all the time. Elevate Distinct Brands We activate brands with unique stories, product, and experiences to be top of mind for our customers. Create Exceptional Experiences We offer compelling physical and digital environments that drive customers to choose us. Build Amazing Teams We have the capabilities to perform, improve, and deliver results that move us forward. Growth Drivers Powered by Performance 2 3 4

What is Journeys’ Strategic Growth Plan? Multi-Brand, multi-category offering to inspire the journey from one you to the next

Unique Consumer Positioning There is white space in the market for Journeys to expand its reach amongst teens with a sharp focus on females STYLE-LED FOOTWEAR DESTINATION

Our three consumer segments reach a wider teen audience with a more intentional focus Target Consumer Segments @STYLECHASER What’s cool & fashionable More mainstream Later trend adopters @ANTI-HERO Independent Heritage Journeys consumer Self-expression @DYNAMICEXPLORER Many different styles What’s new & next Seeks latest trend

STRATEGIES DIVERSIFY OUR FOOTWEAR LEADERSHIP BUILD OUR BRAND RE-IMAGINE OUR STORE FLEET DRIVE DIGITAL EVOLUTION UNLOCK THE POWER OF OUR PEOPLE

DIVERSIFY OUR FOOTWEAR LEADERSHIP STRATEGIES Lead with Her Elevate & Diversify the Assortment Extend Key Franchise Leadership Drive Newness and Trend Leadership ASP Increases

BUILD OUR BRAND STRATEGIES Life on Loud and New Creative Concept for BTS and Holiday Invest in Journeys Brand Presence for Greater Awareness Elevate Editorial Content and Trend Positioning Expand Brand Activation Launch Community Platform

STRATEGIES Double 4.0 Store Count Pursue Targeted Expansions & Relocations Strengthen Key Markets Test Journeys Kidz 4.0 Concept RE-IMAGINE OUR STORE FLEET

STRATEGIES Improve Online Discoverability within Agentic Search Elevate the Site Experience Increase Customer Acquisition & Retention Including All-Access DRIVE DIGITAL EVOLUTION

FINANCIALS

Q2 FY27 Key Earnings Highlights

6mos FY27 Key Earnings Highlights

TOTAL LIQUIDITY ~$394M Liquidity is comprised of cash and borrowing available under bank facilities INVENTORY $540M +8% vs Q2 FY2026 CAPITAL EXPENDITURES $17M ~95% allocated to stores ~5% to other STORE COUNT 1,186 3 25 Opened Closed SHARE REPURCHASES None in quarter; Repurchased 317,503 shares as of 8-31-2026 in the third quarter of Fiscal 2027 $19M remaining under current authorization JOURNEYS 4.0 25 remodels (includes 1 Journeys Kidz 4.0) 130 total remodels to date Q2 FY27 Capital Allocation Snapshot

Q2 FY27 Net Sales $529.9 Million Journeys Schuh Johnston & Murphy Group Genesco Brands Group Q2 FY27 Sales by Segment

Q2 & Proj 12 mos FY27 • Retail Store Summary

FY27 Outlook(1) Additional color on anticipated sales growth by business which includes a reduction in sales of approximately $30 million due to net store closures: Journeys: Low-single digit percentage increase schuh: Low-double digit percentage decrease with promotional reset (vs previous mid-single digit decrease) Johnston & Murphy: Mid-single digit percentage increase Genesco Brands Group: A reduction in sales of approx. $30 million net due to exit of licenses

APPENDIX

Q2 FY27 • Adjusted Operating Income (Loss) Statement

(1) 6mos FY27 • Adjusted Operating Income (Loss) Statement

Q2 FY27 Non-GAAP Reconciliation

6mos Non-GAAP Reconciliation

Q2 FY27 Adjusted Gross Margin

6mos FY27 Adjusted Gross Margin

Q2 FY27 Adjusted Selling & Administrative Expenses and Adjusted Interest, net

6mos FY27 Adjusted Selling & Administrative Expenses and Adjusted Interest, net

FY27 Q2 GENESCO Summary Results September 3, 2026